Exhibit 4.12

English language summary of Chinese language Joint Venture Agreement dated June 3,  2013, among SMIC Beijing, SMIC, ZDG and BIDIMC

Semiconductor Manufacturing International (Beijing) Corporation

Semiconductor Manufacturing International Corporation (SMIC)

Zhongguancun Development Group Co., Ltd.

Beijing Industrial Developing Investment Management Co., Ltd.

On Incorporation of Semiconductor Manufacturing North China (Beijing) Corporation

Joint Venture Contract

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

2013

Chapter 1 General Provisions

Pursuant to relevant laws and regulations of China and in the principle of equality and mutual benefit, Semiconductor Manufacturing International (Beijing) Corporation (hereinafter referred to as Party A), Semiconductor Manufacturing International Corporation (hereinafter referred to as Party B), Zhongguancun Development Group Co., Ltd. (hereinafter referred to as Party C) and Beijing Industrial Developing Investment Management Co., Ltd. (hereinafter referred to as Party D) have reached a consensus on investment to incorporate a Sino-foreign equity joint venture “Semiconductor Manufacturing North China (Beijing) Corporation (hereinafter referred to as “the joint venture”) in Beijing of China and have entered into the Contract through friendly consultation.

Chapter 2 Partners of the Joint Venture

Shareholders of the joint venture are as follows:

Party A: Semiconductor Manufacturing International (Beijing) Corporation

Party B: Semiconductor Manufacturing International Corporation

Party C: Zhongguancun Development Group Co., Ltd.

Party D: Beijing Industrial Developing Investment Management Co., Ltd.

Chapter 3 Incorporation of Joint Venture

3.1   Shareholders of the joint venture have reached a consensus on investment to incorporate the joint venture in accordance with relevant laws and regulations of China as well as agreements in the Contract.After the joint venture is incorporated, the Articles of Association specified by the Joint Venture Contract and jointly prepared by Shareholders of the joint venture shall be deemed as the basis.

3.2  Name and legal address of the joint venture

(1)   Name of the joint venture:

Semiconductor Manufacturing North China (Beijing) Corporation

(2)   Legal address of the joint venture:

18 Wenchang Road, Beijing Economic and Technological Development Area

3.3   All activities of the joint venture and that carried out by Shareholders for the joint venture must comply with laws and regulations which have been formulated and implemented and are revised from time to time by China. All lawful rights and interests of the joint venture and that owned by Shareholders due to the joint venture are protected by Chinese laws and regulations.

3.4   Organization form of the joint venture is a limited liability company. The joint venture implements the independent accounting system and bears civil liability independently with all its property.

3.5   During the period of joint venture, the joint venture is entitled to carry out operation and management independently within the scope stipulated by Chinese laws and regulations, Joint Venture Contract and the Articles of Association. Without consent from Shareholders of the joint venture, the joint venture shall not carry out the following activities:

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

A.  Alter the nature or business scope of the joint venture, or

B.   Carry out any transaction that is not negotiated by all Shareholders with independent interest (including but not limited to violation of fair transaction).

Chapter 4     Purpose, Business Scope and Production Scale of the Joint Venture

4.1  Purpose of the joint venture

To strengthen economic cooperation and technical exchange, the joint venture will apply advanced and appropriate technology as well as scientific operation and management method, to improve overall competitiveness of the enterprise, and create economic interest for all Shareholders of the joint venture.

4.2  Business scope of the joint venture:

Manufacturing, probing and testing of semiconductor (silicon wafer and all types of compound semiconductors) integrated circuit chips: development, design service, technical service, as well as manufacturing, testing and packaging of photomask related to integrated circuits; sales of self-produced commodities.

4.3  Production scale of the joint venture:

Production scale of the joint venture is about 35,000 chips every month and the production goal is planned to be realized in 2016.Detailed production plans of the joint venture are decided by the Board of Directors in accordance with production and operation situation as well as operation environment of the joint venture.

Chapter 5 Aggregate Investment and Registered Capital of the Joint Venture

5.1  Aggregate investment of the joint venture is USD 3.59 billion.It includes registered capital of USD 1.2 billion, shareholders’ capital increase or loan of USD 1.2 billion, as well as bank loan of USD 1.19 billion.

5.2  Registered capital of the joint venture is USD 1.2 billion, among which:

Party A: USD 0.495 billion, taking up 41.25% of the registered capital; Party B: USD 0.165 billion, taking up 13.75% of the registered capital; Party C: USD 0.486 billion, taking up 40.5% of the registered capital; Party D: USD 0.054 billion, taking up 4.5% of the registered capital.

5.3  Forms of investment

Any partner can invest currency equivalent or non-monetary asset approved by other Shareholders in the joint venture. Shareholders of the joint venture promise that they enjoy lawful rights of assets that are used for investment.Where non-monetary assets are used for investment, pricing of non-monetary assets can be evaluated by an intermediary that is approved by Shareholders of the joint venture and is provided with assets appraisal qualification within China.

5.4  Investment period

Shareholders of the joint venture shall make their own investment in installment within two years of the establishment of the joint venture.

In the case that amount of investment cannot be fully paid as scheduled, shareholders who fail to pay it off can only enjoy equity in accordance with the proportion of investment amount that is actually paid before all amount of investment is finally paid off.

Shareholders of the joint venture have reached the following consensus: Shareholders of the joint venture and related parties can mutually transfer all or part of their subscription rights and investment obligations on the condition that such matter is within the scope allowed by laws and legal procedures are followed, as well as in the premise that related parties of Shareholders of the joint venture sign a written agreement, content of which is consistent with the Contract, and promise to observe and execute the agreement. However, related parties of Party C and/or Party D cannot be the companies which produce the same products as that of Party A and/or Party B and compete with Party A and/or Party B with respect to integrated circuit.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

5.5   After Shareholders of the joint venture accomplish investment of each period, the join venture shall immediately entrust an accounting firm registered in China to verify investment of the said Shareholders and issue “Capital Verification Report”.Based on Capital Verification Report of the accounting firm, the joint venture shall respectively issue “Investment Certificate” signed by chairman to each partner.

“Investment Certificate” can only be used to testify that Shareholders of the joint venture have made an investment and it cannot be regarded as stock or other negotiable security.Any partner shall not transfer its “Investment Certificate” to a third party or use it as external guarantee or for other purposes. Otherwise, such behavior of the said partner shall be considered invalid.In addition, without resolution of the Board of Directors, any partner shall not set any guarantee for its amount of investment in the joint venture.

5.6  Equity transfer

Shareholders of the joint venture can mutually transfer all or part of their equity and such matter shall be summited to approval authority for consent.

With consent from more than half of all Shareholders, any partner can transfer all or part of its equity to a third party, but such partner must comply with the provisions provided in the contract.

5.7   After incorporation of the joint venture, the joint venture can apply to domestic and overseas financing institutions for required loans by bearing independent responsibility in its own name. Shareholders shall offer assistance to fund-raising of the joint venture.

5.8  Unless otherwise agreed in the Contract, the joint venture will not bear any debt from any of the Shareholders.

Chapter 6 Responsibilities of Shareholders of the Joint Venture

6.1 Apart from responsibilities specified in other terms and conditions of the Contract as well as that set out in other contracts related to the Contract, Shareholders of the joint venture shall bear relevant obligations and responsibilities in accordance with following provisions.

(1)   Fulfill the responsibility to make an investment as scheduled in accordance with the Contract.

(2)   Apply to relevant government authorities of China for approval of incorporation of the joint venture. After approval is obtained, Party A should handle required procedures such as obtaining Business License as well as other relevant matters, and the other Shareholders should give necessary assistance.

(3)   Give assistance to the joint venture when it applies to relevant government authorities for obtaining all types of preferential policies that it can enjoy.

(4)   Take necessary measures to assist the joint venture to implement plans regarding bank loans.

(5)   Ensure that board meetings of the joint venture can be held on a regular basis in accordance with the Contract.

(6)   Exercise shareholder’s rights according to laws and do not abuse shareholder’s rights to prejudice interest of the joint venture.

(7)   Handle other matters entrusted by the joint venture and agreed and accepted by all parties.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

Chapter 7     Technology Source of the Joint Venture

The joint venture and SMIC should separately reach an agreement on detailed technology license matters such as charges for use of the SMIC’s technology that should be paid by the joint venture.

Chapter 8     Operation and Management of the Joint Venture

8.1   Shareholders of the joint venture have reached an agreement and confirmed that SMIC should take full responsibility for daily operation and management of the joint venture, including but not limited to technology research and development, market development, production and operation, financial management and the like, and the joint venture should reasonably share costs related to management, market and sales of SMIC.SMIC shall fulfill its duty to guarantee relevant rights and interests of the joint venture.

Chapter 9     Profit Distribution and Fee Payment of the Joint Venture

9.1   Profits generating from operation of the joint venture should be distributed in accordance with investment proportion of Shareholders in the joint venture, and detailed solutions are decided by the Board of Directors.

9.2  Any fee payment and profit distribution under the Contract must comply with Chinese laws and regulations on tax collection and management.

Chapter 10 The Board of Directors of the Joint Venture

10.1  The Board of Directors is the highest authority in the joint venture to decide all major problems.

10.2   The Board of Directors is composed of five directors.Among them, three directors and two directors are respectively assigned by Party A and Party B. Chairman is nominated by Party A and vice chairman is nominated by Party C and then elected by the Board of Directors.Term of office of the directors is four years and they can reappointed consecutively by appointing parties. Before the term of office of any director expires, corresponding appointing party can revoke its appointment and designate a successor.Where any partner appoints, dismisses and continues to designate any director, such partner shall send a written notice to the other Shareholders within thirty days after such appointment or dismissal.

Party D can appoint one board observer to attend the board meeting.

10.3  Board meeting can only be held with the attendance of more than two thirds of the directors.Where it cannot ensure that more than two thirds of directors can attend a meeting on time, time for the meeting can be adjusted within five working days before and after the scheduled date.Where more than two thirds of directors still cannot attend the meeting on time after three times of adjustment, any appointing party is obligated to request any appointed director who fails to attend the meeting after three adjustments to issue a written authorization to entrust other person to participate in the meeting and take a vote on behalf of the director.Where the number of directors attending the meeting is less than two thirds of directors on the day on which the meeting is held after three times of adjustment, it shall be considered that the directors who fail to attend the meeting empower the attendees to participate in the meeting and take a vote on behalf of them.

Meeting of the Board of Directors can be held in the form of teleconference.In the case that written consent is obtained from all directors, board meetings may not be held and decisions can be made directly, but all directors should sign documents regarding the decisions.One person can only cast one vote for resolutions of the Board of Directors.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

10.4  Board meeting should be held at least once a year and the chairman is responsible for convening and holding the meeting; where chairman fails to or does not perform his/her duty, vice chairman can convene and hold the meeting; where vice chairman fails to or does not perform his/her duty, more than half of directors can elect one director to convene and hold the meeting.Meeting of the Board of Directors should be held at the place where the joint venture locates or other place suggested by chairman.Chairman may convene an interim meeting based on a proposal made by more than half of the directors.

Where a board meeting will be convened, chairman must send written notices to all directors ten days in advance (three days in advance for an interim meeting), and notices should specify matters for discussion. With consent from all directors, notices may not be given in advance. All directors should confirm whether or not they will attend the meeting within three days after receiving the written notices.

10.5  In principle, resolutions of the Board of Directors should be agreed by more than half of the directors at the meeting unless otherwise provided in the contract.

For following matters, resolutions can be made after directors that attend the meeting reach a consensus:

(1)   Modification of the Articles of Association of the joint venture;

(2)     Suspension and dissolution of the joint venture;

(3)   Resolutions regarding the increase or decrease of registered capital of the joint venture;

(4)   Resolutions regarding combination, separation or form change of the joint venture.

For other matters, resolutions can be made in accordance with rules of procedure set out in the Articles of Association of the joint venture.

10.6   Where Shareholders of the joint venture fail to make an investment in accordance with agreement in the Contract, the Board of Directors can convene an urgent meeting for consultation within ten days after occurrence of above-mentioned matters.

10.7   Chairman is the legal representative of the joint venture.When chairman fails to preform his/her duty, vice chairman or other director should be empowered to perform the duty on behalf of the chairman.Where there is no authorization, corresponding appointing party can revoke its appointment and designate a successor as the director. New chairman is nominated by Party A and elected by the Board of Directors. Thereafter newly elected chairman will be the legal representative of the joint venture.

10.8   Minutes should be prepared for all board meetings of the joint venture and should be kept by the joint venture. The joint venture shall deliver copies of the said minutes to all directors.

Chapter 11 Operation and Management Office of the Joint Venture

11.1   The joint venture sets up an operation and management office to take charge of daily operation and management of the joint venture. Senior managers of the office are comprised of one general manager, one deputy general manager and one financial controller. Above-mentioned senior managers are nominated by Party A and Party B and are hired or dismissed by the Board of Directors.

11.2   The general manager is directly responsible for the Board of Directors. The general manager is the first responsible person for daily operation management of the joint venture, executes resolutions of board meetings and takes charge of daily operation management of the joint venture; deputy general manager should give assistance to general manager with respect to work; financial controller is in charge of financial management of the joint venture.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

11.3   Where the general manager, deputy general manager or other senior managers have any malpractice or misconduct, they will be dismissed at any time on the basis of resolutions made by the Board of Directors.

Chapter 12 Tax, Finance and Audit of the Joint Venture

12.1  The joint venture shall pay all taxes in accordance with relevant laws and regulations as well as ordinances and provisions of China.

12.2   Employees of the joint venture shall pay individual income tax in accordance with Individual Income Tax Law of the People’s Republic of China and their individual income tax will be deducted and paid by the joint venture.

12.3   Pursuant to relevant laws and regulations as well as ordinances and provisions of China, the joint venture should use its after-tax profits in enterprise development and welfare of its employees. The proportion for use of profits will be decided by the Board of Directors in accordance with operation situation of the company.

12.4   An accounting year of the joint venture is from January 1 to December 31 that year. USD is the standard accounting currency for the company. Accounting books, statements, vouchers, court summons and other related accounting materials of the joint venture should be prepared in Chinese.

12.5  For financial audit, the joint venture hires accountants registered in China to carry out annual inspection and audition, and issue audit reports.

Annual audit reports by the accounting firm shall be delivered to the Board of Directors within ninety days after an accounting year and the Board of Directors shall decide whether to approve the reports within thirty days after receiving the reports. The reports should be delivered to Shareholders of the joint venture within thirty days after approval of the Board of Directors is obtained.

Chapter 13 Personnel and Labor Management of the Joint Venture

13.1   The joint venture shall formulate the labor and personnel system, including the recruitment, employment, labor insurance and labor protection, in accordance with Chinese Labor Law, Chinese Labor Contract Law, and laws and regulations in other labor fields.

The joint venture shall consult the opinions of the joint venture union during formulating and signing the rules and regulations and the suggestions will be effective after the review of the board.

13.2  The joint venture can autonomously employ the general personnel.

13.3  The joint venture shall sign labor contract with workers in accordance with law.

13.4  Joint venture shall strive to improve the workers’ business capability and technical skills. Workers’ training program shall be approved by the general manager before execution.

13.5   Joint venture shall strengthen the workers’ labor protection, improve working conditions and ensure safety production. Necessary expenses shall be determined by the general manager with reference to relevant Chinese laws and regulations and the actual situation of joint venture. It will be executed after consulting the joint venture union and approved by the Board of Directors.

Chapter 14 Duration of the Joint Venture

14.1   The duration of the joint venture shall be 25 years from the issuance date of the business license. Issuance date of the business license shall be the date of incorporation of the joint venture.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

14.2  At six months prior to the expiration of the duration of the joint venture, the parties of the joint venture may discuss whether to extend the duration in accordance with the company’s operation situations.

14.3  If the parties of joint venture agree to extend the duration of the joint venture, the company shall apply to the original approving authority for extension of the duration of the joint venture 6 months prior to the expiration of the duration of the joint venture. After being approved by the original approval authority, the joint venture shall go through the procedures of alteration in the original approval office.

Chapter 15 Validation, Modification, Alteration and Rescission of the Joint Venture

15.1   The contract shall be approved by the parties of the joint venture before signature and be approved by the approval authorities and will be valid at the date of approval. After validation, unless halfway terminated in accordance with the contract provisions, the contract shall be continuously valid during the period of joint venture.

15.2   Both the contract and appendix shall be deemed as an integral part of the contract. Any modification or alteration shall be agreed and signed a written contract by the parties of the joint venture and approved by the approval authority before validation.

15.3   If any party of the joint venture seriously breaches the contract and does not take remedial measures after negotiation, the observant party has the right to unilaterally terminate the contract and demand the default party to compensate for losses incurred.

15.4  Unless otherwise specified in the contract, any party shall not terminate the contract without the authorization of the other parties of the joint venture. Any losses caused thereby shall be undertaken by the party who terminates the contract.

Chapter 16 Dissolution and Liquidation of the Joint Venture

The joint venture shall be dissolved under the following situations:

(1)   The expiration of the duration of joint venture;

(2)   The company suffers heavy losses and is unable to continue its operation.

(3)   A party of joint venture does not comply with its duty specified in the agreement, contract and regulations and thus the company is unable to continue its operation.

(4)   The company is unable to continue its operation because of the heavy losses resulting from natural disasters and wars.

(5)   The joint venture fails to achieve its objectives of operation and has no promising future for development.

(6)   Other dissolution causes specified in the contract and regulations of the joint venture have appeared.

In case that the situations specified in article (2), (4), (5) and (6) occur, the board shall submit the application to the approval authority for approval.

In case of the situation specified in article (3), the party who fails to perform the obligations specified in the agreement, contract and regulations of the joint venture should compensate to the joint venture for the resulting losses incurred.

The joint venture shall undertake its liability for its debts with its entire assets. The remaining property after the clearance of the joint venture shall be used to pay off the initial contribution of Party C and Party D. If the property is remained, it shall be used to pay off the initial contribution of Party A and Party B. If it is still remained, it shall be used to pay off the other capital contribution made by Party A, B, C and D. If the property is still remained after executing the above steps, the remaining property shall be distributed in accordance with the proportions of the actual capital contribution made by the parties of the joint venture.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

Chapter 17 Confidentiality of the Parties of the Joint Venture

All parties of the joint venture shall keep strictly confidential for the information obtained by the signing and execution of the contract and related items as stipulated in the contract.

Chapter 18 Force Majeure

18.1  Any failure or partly failure of either party to perform the contractual obligations because of force majesty and no fault shall not constitute the breach of the contract. However, the necessary remedy measures shall be taken if conditions permit so as to reduce the losses caused by the force majeure.

18.2   Any party suffered from force majeure shall inform other joint venture Shareholders the details of the incident in written form as soon as possible and submit the report of failure or partly failure of performance of the contractual obligations and reasons for delay performance within 15 days after the occurrence of the incident.

18.3  Force majeure refers to the circumstances that are unforeseeable and inevitable for any party, including but not limited to the following aspects:

(1)   Declared or undeclared war, war state, blockade, embargo, government decree or general mobilization, which directly influences the incorporation of the joint venture company;

(2)   Domestic disturbance that directly influences the incorporation of the joint venture company

(3)   Fire disaster, flood, typhoon, hurricane, tsunami, landslide, earthquake, explosion, pestilence or epidemic disease, and other events caused by natural factors.

(4)   Other events of force majeure that are agreed by all parties and directly influence the incorporation of the joint venture company.

Chapter 19 Dispute Resolution

19.1 All disputes arising from the performance of the contract or related to the contract shall be negotiated and settled in a spirit of friendly cooperation. If the disputes are not settled through full consultation, any party has the right to apply for arbitration to China International Economic and Trade Arbitration Commission (CIETAC) in Beijing. The arbitration decision shall be accepted as final and all parties of the joint venture shall obey and execute.

Chapter 20 Renegotiation

20.1 Under any unforeseeable situation which may cause parties unable to fulfill its obligations during the implementation of the contract, all parties can renegotiate the relevant issues.

Chapter 21 Applicable Law

21.1 The applicable laws for the contract include laws, rules and regulations of People’s Republic of China. The contract terms shall be restricted by the applicable laws, regulations and accounting standards, and include the requirements of any governing body, including but not limited to Hong Kong Stock Exchange and New York Stock Exchange.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.